Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Karuna Therapeutics, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG

Cambridge, Massachusetts

June 14, 2019